ASSET PURCHASE AGREEMENT

AMONG

KIWIBOX.COM, INC.

AND

BRAND & NOBEL GmbH

Dated as of March 3rd, 2011

Confidential Treatment
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (The “Agreement”), dated as of March 3rd, 2011 (the “Agreement”), between Kiwibox.Com, Inc., a Delaware corporation, having its principal offices located at 330 West 38th Street, Suite 1602, New York, New York 10018 (the “Purchaser”), and Brand & Nobel GmbH, a company organized under the laws of the Country of Germany, having its principal offices located at Anton-Schmidt-Strasse 5-15, 71332 Waiblingen, Germany (“Brand” , collectively referred to as the “Seller”).

WITNESSETH:

WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase from the Seller the internet website and domain name “PIXUNITY.DE”, known generically as an internet photocommunity and certain associated assets constituting the business of Seller (the “Business”) for the payment of *_______________________________ and *_______________________________, more particularly described below..

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS.

1.1 Sale of Assets. Seller agrees to sell, assign, transfer and deliver to Purchaser and the purchaser agrees to purchase from the Seller, all of Seller’s right, title and interest in and to the following assets:

(a)           Domain Name and Website. All of Seller’s right, title and interest in the domain name, “PIXUNITY.DE” and the website under which such domain name operates (collectively, the “Web Site”);

(b)           Trademarks. All of Seller’s right, title and interest in any and all trademark applications and registrations owned by and/or pursued by the Seller exclusively relating to its current Web Site business, including related designations and/or drawings which are individually and/or jointly subject to national (Country of Germany) and/or international trademark applications and registrations anywhere in the world, including, but not limited to drawings that depict, display or imitate any variation of “PIXUNITY.DE” (collectively, the “Trademark”);

(c)           Membership and Databases. All of Seller’s right, title and interest in its existing members of its social community, pixunity.de, including but not limited to all database entries, images and photoblobs stored, collected as currently in existence and as the same shall exist at the Closing Date (the “Member Database”);

* Confidential Treatment Requested for this text pursuant to Rule 24b-2 of the Exchange Act

Confidential Treatment

(d)            Source Codes.. All of Seller’s right, title and interest in the complete source code of the Web Site (ruby), and the complete source code of the photoblog editor (flex) (the “Source Codes”), and;

(e)            Records. All of Seller’s .po-Files for the English and Chinese translations (the

“.po-Files”) relating to the Web Site.

The Web Site, Trademark, Member Database, Source Codes and .po-Files of Seller being sold to and purchased by the Purchaser under this Section 1.1 are referred to herein collectively as the “Purchased Assets.”

1.2  No Assumption of any Seller Liabilities. The Seller acknowledges and agrees that the Purchaser shall not assume any liabilities of the Seller or its business that exist or accrue through the “Closing Date”, defined below.

1.3 Purchase Price for the Purchased Assets and Payment..

(a)           Purchase Price. In consideration of the sale by Seller to the Purchaser of the Purchased Assets, Purchaser shall pay to Seller *________________________. (*_____________) and shall *______________________________________________________________________________________ are collectively referred to as the “Purchase Price”).

(b)           Payment of Purchase Price. The Purchase Price will be

paid as follows:

(i) *__________ Execution of this Agreement Upon the date this Agreement is signed by the Parties, the Purchaser shall deliver to the Seller *____________________________,  Upon the execution and delivery of this Agreement and the *______, Seller, among other duties, shall use its/his respective best efforts to render the “Special Services” identified in Section 5.2 below.

(ii) *___________: On the Closing Date. Within five (5) business days of the date of the completion of both (A) the transfer of Assets to the Purchaser, including but not limited to the complete transfer of the Web Site and (B) upon completion of the “Special Services”, defined below, to be rendered by the Seller and the Purchaser shall advise and agree upon a “Closing Date”, upon which Closing Date the Purchaser shall deliver to the Seller (i) *__________________________ and (ii) the *___________________, representing complete payment of the Purchase Price, and the Seller, in exchange for receipt of the Purchase Price, shall transfer complete ownership of the Purchased Assets to the Purchas er.

* Confidential Treatment Requested for this text pursuant to Rule 24b-2 of the Exchange Act

Confidential Treatment

1.4   Seller’s Obligations. On or before the Closing Date, the Seller shall deliver to the Purchaser such documents and/or deeds of transfer as may be deemed necessary, in the judgment of Purchaser, to transfer all of Seller’s right, title and interest to the Purchased Assets to the Purchaser.

1.5  Further Assurances. Seller shall, from time to time after the consummation of the transactions contemplated herein, at the request of Purchaser and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably require to more effectively transfer and assign to, and vest in, Purchaser the Assets free and clear of all Liens.

1.6 Sales and Transfer Taxes. The Parties are of the opinion that the transaction ('Transaction') set out in this Agreement qualifies as sale of a business as a going concern (Geschäftsveräußerung im Ganzen) for purposes of VAT. The Seller and the Purchaser will try to reach otherwise a joint understanding with the competent tax authorities in this respect. Following their joint understanding, all payments of Purchaser to the Seller under this Section 1 of this Agreement shall be made without VAT. However, if in the future the tax authorities are of the opinion that th e Transaction is subject—partly or in total—to VAT, the Purchaser shall pay the VAT to the Seller without undue delay.

ARTICLE II
CLOSING AND TERMINATION

2.0 Place of Closing. Subject to the satisfaction of all conditions and requirements, the closing of the sale and purchase of the Purchased Assets provided for in Article I shall take place on the Closing Date at the offices of Seller in Germany (or at such other place as the parties may designate in writing).

2.1 Termination of Agreement. This Agreement may be terminated prior to the Closing Date as follows:

(a)       at the election of the Purchaser any time prior to the Closing Date by written notice to the Seller, upon which termination, the Seller shall return to the Purchaser the *__________________________ to the Purchaser within three (3) days’ of Seller’s receipt of the written notice of termination sent by the Purchaser

(b)       by mutual written consent of the Seller and the Purchaser; or

(c)       by the Purchaser if there is a breach of any of Sellers’ representations or warranties set forth in Article III; or

(d)       by the Seller if there is a breach of any of Purchaser’s representations or warranties set forth in Article IV;

* Confidential Treatment Requested for this text pursuant to Rule 24b-2 of the Exchange Act

Confidential Treatment

2.2 Procedure Upon Termination. In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 2.1 hereof, written notice thereof shall immediately be given to the other party and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by the Purchaser or the Seller. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

2.3 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser or the Seller; provided, however, that (A) the Seller shall return the *______ to the Purchaser, identified in Section 1 .3(b)(i), within three (3) days of Seller’s receipt of Purchaser’s written notice of termination and the obligations of the parties set forth in this Section 2.3 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 2.3 shall relieve the Purchaser or the S eller of any liability for a breach of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.0     As an inducement to and to obtain the reliance of Purchaser, Seller represents and warrants to Purchaser as follows:

3.1 Ownership and Title to the Purchased Assets.  Seller hereby represents and warrants that it is the legal and beneficial owner of the Purchased Assets, including but not limited to "PIXUNITY.DE" the domain name, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that he!it has full right, power, and authority to transfer, assign, convey, and deliver the Purchased Assets, including but not limited to the domain name; and that delivery of such Purchased Assets, including the domain name at the Closing Date will convey to Purchaser good and marketable title to such Purch ased Assets, free and clear of any claims, charges, equities, liens, security interest, and encumbrances whatsoever.

 3.2 Litigation and Proceedings.  There are no actions, suits, or proceedings pending or, to the knowledge of Seller, threatened by or against Seller, or affecting Seller or the Purchased Assets, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Seller does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency and instrumentality.

 3.3 Contracts. (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Seller is a party or by which it or any of its properties are bound, which are material to the operations of the Purchased Assets, including but not limited to the Web Site;

* Confidential Treatment Requested for this text pursuant to Rule 24b-2 of the Exchange Act

Confidential Treatment

(b) Seller and/or the Purchased Assets are not a party to or bound by, or are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Seller can no foresee) materially and adversely affect, the Purchased Assets, or the condition of the Purchased Assets, including but not limited to the Web Site.

3.4 Material Contract Defaults.  Seller and the Web Site are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Purchased Assets, including but not limited to the Web Site, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Seller has not taken adequate steps to prevent such a default from occurring.

3.5 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Seller is a party or to which any of the Purchased Assets, including but not limited to the Web Site, are subject.

3.6 Governmental Authorizations. Seller holds all licenses, franchises, permits, and other governmental authorizations which are legally required to enable Seller to operate the Web Site in all material respects as conducted on the date hereof. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any German or other court or other governmental body is required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

3.7 Compliance With Laws and Regulations. Seller has complied with all applicable German and foreign statutes and regulations of any federal, state, provincial, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Purchased Assets, including but not limited to the Web Site or except to the extent that noncompliance would not result in any material liability.

3.8 No Misrepresentations. No representation or warranty of the Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Seller to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

3.9 Investment Intention.  The Seller represents and warrants that it is acquiring the* ______for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”) thereof. The Seller understands that the* __________________ have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

* Confidential Treatment Requested for this text pursuant to Rule 24b-2 of the Exchange Act

Confidential Treatment

3.10 Accredited Investor. The Seller is an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933, as amended. The Seller is in a financial position to hold the *_________, and the*______________________________________, and is able to bear the economic risk and withstand a complete loss of the Seller’s investment in the *_______________. The Seller recognizes that its acceptance of ownership of *_________________ involves a high degree of risk. The Seller is a sophisticated investor, is able to fend for himself/itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the prospective invest ment* _________________.

3.11 Patriot Act. The Seller certifies that, to the best of the Seller’s knowledge, the Seller has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Seller hereby acknowledges that the Purchaser seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Seller hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Seller has, and this Agreement will not, cause the Seller to be in violation of the United States Bank Secr ecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

ARTICLE IV
REPRESENTATIVES, COVENANTS, AND WARRANTIES OF PURCHASER

As an inducement to, and to obtain the reliance of, Seller, Purchaser represents and warrants as follows:

4.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, United States of America, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted.

4.2 Approval of Agreement. The board of directors of Purchaser has authorized and approved the execution and delivery of this Agreement by Purchaser and consummation of the transactions contemplated hereby.

4.3 SEC Documents and Financial Statements. Since November 14, 2010, the Purchaser has timely filed all reports, schedules, forms statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”)* Confidential Treatment Requested for this text pursuant to Rule 24b-2 of the Exchange Act

Confidential Treatment

4.4  Patriot Act. The Purchaser certifies that, to the best of the Purchaser’s knowledge, the Purchaser has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Seller seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser has, and this Agreement will not, cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

ARTICLE V
COVENANTS

5.1 Special Services. Following the execution and delivery of this Agreement, Seller agrees to assist the Purchaser to render his services in any and all manner to provide for a smooth transition of the Purchased Assets to the Purchaser, which services shall include but not be limited to assisting with the transfer of the domain and Web Site, the architecture of the Web Site and to assist in the imprinting of information supplied by the Purchaser, which services shall be rendered upon request of Purchaser for a period of two (2) business days.

ARTLC VI
INDEMNIFICATION OF PURCHASER

6.1 Indemnification. Subject to the limitations in this Section 6, the Seller will indemnify and defend (in the case of third party claims) the Purchaser and its affiliates and their shareholders, partners, officers, directors, employees, agents, representatives, successors and permitted assigns, and hold them harmless, from and against the actual amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys’ fees and costs incurred in enforcing the indemnity provided in this Section 6) which they may suffer, sustain or become subject to, arising out of or resulting from each of the following: any taxes, assessments, charges, liabilities accruing with respect to the Purchased Assets prior to the Closing Date.

ARTICLE VII
MISCELLANEOUS

7.1  Survival of Representations and Warranties. The Purchaser and the Seller hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing Date, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Article 3 and Article 4 which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within thirty-six (36) months after the Closing Date written notice of su ch claims is given to the Seller or the Purchaser, as the case may be, or such actions are commenced.

Confidential Treatment

7.2 Expenses. Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

7.3 Specific Performance. The Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Seller under this Agreement, including; without limitation, the Seller’s obligation to sell the Purchased Assets to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agree ment or otherwise.

7.4 Submission to Jurisdiction; Consent to Service of Process. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Eac h of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.7.

7.5 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein .. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Confidential Treatment

7.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by express overnight delivery, to the parties (and shall also be transmitted by internet email to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Purchaser:	Kiwibox.Com, Inc.
330 West 38th Street, Suite 1602
New York, New York 10018
Attention: President and Chief Executive Officer Telephone: (212)239-8210
Facsimile: (732) 359-0265
Email: asholz@kiwibox.com

If to Seller:	Brand & Nobel GmbH,
Anton-Schmidt Schmidt-Strasse 5-15 71332 Waiblingen
Germany
Attention: Ralph Hesse
Tel: 011415165470
Email:Ralph.Hesse@Brand-Nobel.de

7.8 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

7.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Parent or the Acquisition Sub (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

KIWIBOX.COM, INC.		BRAND & NOBEL GmbH

By:	/s/ Andre Scholz	By:	/s/ Ralph Hesse
	Andre Scholz, Chief Executive Officer		Ralph Hesse
	and President		Authorized Representative